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                                                                     EXHIBIT 8.7


                 CONTINUING AND UNCONDITIONAL GUARANTY AGREEMENT
                          (GUARANTOR: TEXAS TBS, INC.)

         THIS AGREEMENT, made and entered into effective the 11th day of November, 1998, by and between TEXAS TBS, INC. (together "Guarantor" herein), whose address is 6250 North Houston Rosslyn Road Houston, Texas 77091-3410, and CHARLES D. McPHAIL ("Obligee" herein), individually and as Agent for the Other Shareholders, whose address for purposes of this agreement is 15411 Fawn Villa, Houston, Texas 77068, in Harris County, Texas, regarding certain performance of MEGAWORLD, INC. ("Obligor" herein); WITNESSETH THAT the parties hereto have agreed as follows:

         1. Guaranty. For value received, and as an inducement to the execution by Obligee and TBS of that certain Acquisition / Merger Agreement dated November 11, 1998, by and between Obligor, TOTAL BUILDING SYSTEMS, INC. ("TBS" herein) and Obligee, Guarantor unconditionally guarantees, without any limitation whatsoever, to Obligee, its successors or assigns:

                  A. The full and punctual performance when due (whether by acceleration or otherwise) of all obligations of Obligor (when and as any of such obligations shall be or become due and/or owing by Obligor) evidenced by and/or existing or to become existing under and by reason of any of the following instruments, agreements and documents and any extensions, modifications, renewals, and rearrangements thereof, amendments and modifications thereto, and substitutions therefor (together "Obligation Documents" herein):

                           (i) The said Acquisition / Merger Agreement,
                  including without limitation any and all obligations under the said Acquisition / Merger Agreement, all instruments referenced in Exhibit A thereto, and all other instruments related to the transaction therein described, and

                           (ii) That certain Security Agreement and Financing
                  Statement ("Security Agreement" herein) of even date herewith by and between Obligor, as Debtor therein, and Obligee, as Secured Party therein; and

                           (iii) Each and every instrument, agreement, or
                  document executed by Obligor in connection with, or to grant security for, obligations evidenced by the above described Acquisition / Merger Agreement and Security Agreement, including without limitation all instruments listed in Exhibit A to the said Acquisition / Merger Agreement; and

                           (iv) Any other instrument, agreement, or document
                  executed by Obligor, whether or not described herein as an Obligation Document, in connection with any other obligation to Obligee, specifically including without limitation future loans and advances, and funding agreements, and further including without limitation any instruments, agreements, or documents effecting any extensions, renewals, and rearrangements of any Obligation Document, amendments and modifications thereto, and substitutions therefor;

         effective until the same have been performed, paid, and satisfied in full. It is expressly agreed and confirmed that the guarantees by Guarantor hereunder shall survive beyond payment of money and delivery of shares by Obligor to Obligee under 2.1.3 of the said Acquisition / Merger Agreement, and until all obligations of Obligor under any of the Obligation Documents have been fully performed, paid, and satisfied. The obligations of Obligor guaranteed hereunder include without limitation all acts and omissions of all affiliates of Obligor which Obligor is obligated to influence under any of the Obligation Documents, such that should any affiliate fail to perform or forbear from performing any act, or to effect or refrain from effecting any result, which Obligor is obligated under any of the Obligation Documents to influence, then such failure by such affiliate shall be deemed a failure of the herein guaranteed performance by Obligor.

                  B. The prompt and complete performance in accordance with their terms of any and all of the obligations of Obligor under each of the Obligation Documents; and of all warranties, representations, and covenants made by or imposed upon Obligor thereunder, and Guarantor agrees that upon failure, refusal, or neglect of Obligor to fulfill any obligation or covenant or maintain in effect any condition or fact as warranted or covenanted, Guarantor will immediately do so.

As used herein the term "Guaranteed Obligations" means all obligations and indebtedness of Obligor described in this Paragraph 1 as guaranteed by Guarantor, including without limitation the acts and omissions of affiliates of Obligor, as described in subparagraph 1.A above. This Guaranty Agreement shall be in favor of each of Charles D. McPhail, and each of the Other Shareholders, as defined in the said Security Agreement.

         2. Term. The obligations of Guarantor as to the Guaranteed Obligations shall continue in full force and effect against Guarantor for the unpaid balance and the unperformed obligations guaranteed hereby until same are paid in full and/or fully performed. This Guaranty covers any and all of the Guaranteed Obligations, whether presently outstanding or arising subsequent to the date hereof, including all amounts advanced by Obligee in stages or installments, and all future loans and advances from Obligee to Obligor. This Guaranty is binding upon and enforceable against Guarantor and the heirs, legal representatives, personal representatives, executors, administrators, assigns, and successors of Guarantor.

         3. Waiver of Rights. Guarantor hereby waives (a) notice of acceptance hereof (which acceptance is conclusively presumed by delivery of an executed copy hereof to Obligee); (b) grace, demand, presentment, and protest with respect to each and any of the Guaranteed Obligations or to any instrument, agreement, or document evidencing or creating same; (c) notice of or as to grace, demand, presentment, and protest; (d) notice of non-payment or other defaults, of intention to accelerate, and of acceleration; (e) notice of and/or any right to consent or object to the assignment of any interest in the Guaranteed Obligations, the creation, advancement, accrual, renewal, increase, extension, or rearrangement of the Guaranteed Obligations and the amendment and/or modification of any of the instruments, agreements, and documents executed in connection with the Guaranteed Obligations; (f) filing of suit and diligence by Obligee in collection or enforcement of the Guaranteed Obligations;
(g) any obligation on the part of Obligee or any other party to proceed first against Obligor in the enforcement of any Guaranteed Obligation; and (h) any other notice regarding the Guaranteed Obligations.

         4. Release of Collateral, Parties Liable, etc. Guarantor agrees that Obligee may at any time, and from time to time, at Obligee's discretion and with or without notice or consideration to or consent from any party: (a) allow substitution

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or withdrawal of any collateral or other security for the Guaranteed
Obligations; (b) release, sell, or otherwise realize upon any collateral or other security for the Guaranteed Obligations; (c) release any party liable on the Guaranteed Obligations, including Obligor or any other guarantor; (d) extend, renew, or rearrange all or any part of the Guaranteed Obligations at any time and from time to time, whether or not for a term or terms in excess of the original term thereof; and (e) modify or amend any of the instruments, agreements, and documents executed in connection with the Guaranteed Obligations. Any of such actions may be taken without impairing or diminishing the obligations of Guarantor hereunder. The liability of Guarantor shall not be impaired or reduced by Obligee's failure, refusal, or neglect to collect the Guaranteed Obligations, or by loss or subordination of any other collateral or guaranty, or by the existence of any indebtedness of Obligor to Obligee other than the Guaranteed Obligations. In addition, the liability of Guarantor shall not be impaired or reduced by the taking of any other security or guaranty for the Guaranteed Obligations in addition to the security or guaranties presently existing.

         5. Primary Liability of Guarantor. This is a guaranty of payment and performance, and Guarantor agrees that Obligee is not required, as a condition to establishing Guarantor's liability hereunder, to proceed against any person (including Obligor), or against any security or collateral to which Obligee is entitled to look for payment and performance of the Guaranteed Obligations, and further agrees not to assert any defense (other than payment or accord and satisfaction) available to Obligor against Obligee with regard to the Guaranteed Obligations, any defense based upon an election of remedies of any type, any defense based on any duty of Obligee to disclose information of any type to Guarantor regarding Obligor or the Guaranteed Obligations, and any claim that Guarantor may have against Obligee by virtue of Obligee's failure to exercise any rights against Obligor, however arising. Guarantor waives any right or claim to force Obligee to proceed first against Obligor or any other guarantor as to any of the Guaranteed Obligations or other obligations of Obligor. Obligor agrees that no delay or refusal of Obligee to exercise any right or privilege Obligee has or may have against Obligor (whether arising from any documents executed by Obligor, or from any law, order, rule, or regulation, or otherwise) shall operate to impair the liability of Guarantor hereunder. Guarantor agrees that neither insanity, minority, other disability, bankruptcy, insolvency, cessation of existence, or dissolution of Obligor, or of any party acting for or on behalf of Obligor, or of any of the affiliates of Obligor, or of any other guarantor now or hereafter existing in connection with the Guaranteed Obligations, nor any allegation of fraud, usury, failure of consideration, forgery, or other defense, whether or not known to Obligee (even though rendering all or any part of the Guaranteed Obligations void or unenforceable or uncollectible as against Obligor or any other guarantor) shall in any manner impair, affect, or release the liability of Guarantor hereunder, and Guarantor shall be and remain fully liable hereunder.

         6. Subordination and Waiver of Subrogation. Guarantor hereby fully subordinates the payment of all indebtedness and performance of all obligations owing to Guarantor by Obligor (including principal and interest) to the prior payment of all indebtedness and performance of all obligations of Obligor to Obligee (including principal and interest, including interest accruing after any insolvency or reorganization proceeding as to Obligor), and agrees not to accept any payment on, or performance of, the same until payment in full of the Guaranteed Obligations, at the option of Obligee, and not to attempt to set off or reduce any obligations hereunder because of such indebtedness. Guarantor further subordinates any lien or security interest that Guarantor may have on or in any collateral or security now or hereafter securing payment of the Guaranteed Obligations, to the liens on and security interests, if any, in such collateral and security in favor of Obligee. Until all of the Guaranteed Obligations shall have been paid or performed in full, Guarantor shall have no right of subrogation or any other right to enforce any remedy which Obligee now has or may hereafter have against Obligor, and Guarantor waives any benefit of, or right to participate in, any security now or hereafter held by Obligee, whether or not Guarantor has paid to or performed for Obligee any part less than all of the Guaranteed Obligations.

         7. Place of Performance: Attorneys' Fees. All payments to be made and obligations to be performed hereunder shall be payable or performable at the address of Obligee in the county and state specified herein, or as changed by notice as hereinafter provided. If it becomes necessary for Obligee to enforce this Guaranty by legal action, Guarantor hereby waives the right to be sued in the county or state of Guarantor's residence and agrees to submit to the jurisdiction and venue of the appropriate federal, state, or other governmental court in such county and state of Obligee's address hereunder. Guarantor unconditionally agrees to pay Obligee's collection expenses including court costs and reasonable attorneys' fees if enforcement hereof is placed in the hands of an attorney, including, but expressly not limited to, enforcement by suit or through probate, bankruptcy, or any judicial proceedings.

         8. Additional Liability of Guarantor. If Guarantor is or becomes liable for any indebtedness of Obligor to Obligee other than the Guaranteed Obligations by endorsement or otherwise than under this Guaranty, such liability shall not be in any manner impaired or reduced hereby but shall have all and the same force and effect it would have had if this Guaranty had not existed, and Guarantor's liability hereunder shall not be in any manner impaired or reduced thereby.

         9. Cumulative Rights. All rights of Obligee hereunder or otherwise arising under any documents executed in connection with or as security for the Guaranteed Obligations are separate and cumulative and may be pursued separately, successively, or concurrently, or not pursued, without affecting or limiting any other right of Obligee and without affecting or impairing the liability of Guarantor.

         10. Governing Law; Jurisdiction and Venue. The laws of the State of Texas shall govern the validity, construction, enforcement, and interpretation hereof and the obligations, liabilities, rights, remedies, powers, and privileges of the parties hereto under this agreement. Each party submits to the personal jurisdiction of the state and federal courts sitting in Houston, Harris County, Texas. This agreement is executed by the parties in Harris County, Texas; performance by Debtor is due in Houston, Harris County, Texas; and venue is permissive for all disputes arising hereunder in the federal and state courts sitting in Houston, Harris County, Texas.

         11. Usury. Notwithstanding any other provisions herein contained, no provision of this Guaranty shall require or permit the collection from Guarantor of interest in excess of the maximum rate or amount that Guarantor may be required or permitted to pay to Obligee pursuant to applicable law and as to which Guarantor could not successfully assert the claim or defense of usury. The parties hereto make a part hereof, as if set out herein, Paragraph 8 of the Deed of Trust of even date herewith from Guarantor, as Grantor therein, to Obligee, as Beneficiary therein.

         12. Indebtedness Not Guaranteed. If, at any time, Obligor is indebted to Obligee on obligations not guaranteed hereby ("Other Indebtedness"), (i) Obligee may apply all sums received by Obligee from any source (other than from realization on security provided under any document which expressly secures all or any part of the Guaranteed Obligations, but does not secure Other Indebtedness) to the Other Indebtedness before applying any of the same to the Guaranteed Obligations; and (ii) Obligee without in any manner impairing its rights hereunder may, at Obligee's option, exercise any right of offset first against the Other Indebtedness.


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         13. Obligee's Assigns. This Guaranty is intended for and shall inure to the benefit of Obligee and each and every person who shall from time to time be or become the owner or holder or party entitled to receive or benefit from of all or any part of the Guaranteed Obligations, and each and every reference herein to "Obligee" shall include and refer to each and every successor or assignee of Obligee at any time holding or owning or entitled to any part of or any interest in any part of the Guaranteed Obligations. This Guaranty shall be transferable and negotiable with the same force and effect, and to the same extent, that the Guaranteed Obligations are transferable and negotiable, it being understood and stipulated that upon assignment or transfer by Obligee of any of the Guaranteed Obligations the legal holder or owner of said Guaranteed Obligations (or a part thereof or interest therein thus transferred or assigned) shall (except as otherwise stipulated by Obligee in its assignment or other transfer) have and may exercise all of the rights granted to Obligee under this Guaranty to the extent of that part of or interest in the Guaranteed Obligations thus assigned or transferred.

         14. Notices. Any notice under or by reason of this agreement shall be in writing and shall be effective upon delivery to the party to whom it is intended or upon either (a) the mailing thereof enclosed in a proper mailing wrapper addressed to the party for whom it is intended, via certified or registered mail, postage prepaid, to the address for that party stated above or such subsequent address for that party hereunder, or (b) the depositing thereof with a commercial delivery service, so wrapped and addressed, with the charges arranged to be paid by shipper, or (c) the transmission thereof by telecopier or facsimile machine, so long as a confirmation copy is thereafter mailed to the addressee within three (3) days of completion of the transmission. The addresses of the parties for purposes of notice shall be the addresses set out herein for the respective parties, subject to notice of change of address as herein provided.

         15. Payments; Cash Equivalent. Obligee may apply any payments received from any source against that portion of the Guaranteed Obligations (principal, interest, court costs, attorneys' fees or other) in such priority and fashion as Obligee may deem appropriate, in Obligee's sole and absolute discretion. Upon invocation of any right of recovery by Obligee hereunder, each of the Secured Obligations as to which Obligee's rights hereunder are invoked may be given, by Obligee in Obligee's reasonable discretion, a cash value, as the cash equivalent thereof, and that cash equivalent shall be the value to be satisfied by Guarantor in lieu of other method of performance of the Secured Obligation or Obligations not properly satisfied by Obligor, and interest shall accrue on the cash equivalent of each such Secured Obligation from the date of breach by Obligor until payment of the appropriate cash equivalent by Guarantor.

         16. Limitation on Guaranty. This Guaranty is limited only in accordance with the terms and conditions of Paragraph 1 above, if at all.

         17. Multiple Guarantors. If there are more than one Guarantor named above, the duties and obligations of Guarantor hereunder shall be joint and several. This agreement shall apply to each Guarantor separately, just as if that Guarantor had executed a separate agreement containing all of the terms and conditions hereof. At any time and from time to time, Obligee may assert any right or privilege hereunder, or pursue any remedy or remedies hereunder, against any one or more Guarantors named herein without asserting or waiving any one or more of those rights and privileges against any other of the Guarantors.

         18. Multiple Counterparts. This Guaranty may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute but one instrument.

         IN WITNESS WHEREOF, this instrument is executed as of the date first above written.

                                                     GUARANTOR:

                                                     TEXAS TBS, INC.


                                                     By:/s/ Charles D. McPhail
                                                        -----------------------
                                                        Name:
                                                        Office:

                                                     OBLIGEE:


                                                     /s/ Charles D. McPhail
                                                     --------------------------
                                                     CHARLES D. McPHAIL, in the
                                                     capacities above-referenced

[w7 tbs]tbstxguar


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